Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of diaDexus, Inc. (formerly known as VaxGen, Inc.) of our report dated March 29, 2010, relating to the consolidated financial statements and financial statement schedule of VaxGen, Inc., which appears in VaxGen, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 29, 2010.

/s/ PricewaterhouseCoopers LLP
San Jose, California
December 2, 2010